Exhibit 10.1
INVESTMENT AGREEMENT
THIS INVESTMENT AGREEMENT (this “Agreement”) is made as of July 6, 2017 (the “Effective Date”) by and among MIGDAL INSURANCE COMPANY LTD., an Israeli limited company (“Migdal Insurance”), and MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company (“Migdal-Makefet”), on behalf of each of (a) MAKEFET ISHIT, an Israeli pension fund managed by Migdal-Makefet, (b) MAKEFET MASHLIMA, an Israeli pension fund managed by Migdal-Makefet, (c) MIGDAL PROVIDENT FUND - BETWEEN 50 TO 60 YEARS OLD TRACK, an Israeli provident fund managed by Migdal-Makefet, (d) MIGDAL PROVIDENT FUND - UP TO 10% SHARES TRACK, an Israeli provident fund managed by Migdal-Makefet, and (e) MIGDAL PROVIDENT FUND - OVER 60 YEARS OLD TRACK, an Israeli provident fund managed by Migdal-Makefet (each individually, a “Migdal Member” and collectively, the “Migdal Members”), KBS SOR PROPERTIES, LLC, a Delaware limited liability company (the “KBS Member” and together with the Migdal Members, each a “Member” and collectively, the “Members”), and WILLOWBROOK ASSET MANAGEMENT LLC, a Delaware limited liability company (“WBAM” and, together with the KBS Member, the “Service Providers”).
R E C I T A L S
A.    Pursuant to that certain Common Unit Purchase and Sale Agreement, dated as of the Effective Date, by and between the KBS Member and the Migdal Members, the Migdal Members acquired 45% of the common units in KBS SOR Acquisition XXIX, LLC, a Delaware limited liability company (the “Company”).
B.    The KBS Member is the holder of the remaining 55% of the common units in the Company.
C.    The Company is the sole member of KBS SOR 353 Sacramento Street, LLC, a Delaware limited liability company (the “Owner”).
D.    The Owner is the owner of the real property commonly known as 353 Sacramento Street, San Francisco, California (the “Property”).
E.    The Company is governed by that certain Amended and Restated Limited Liability Company Agreement dated as of even date herewith (the “LLC Agreement”).
F.    In accordance with the LLC Agreement, the KBS Member appoints the three (3) regular members of the Board of the Company and such members of the Board are responsible for, among other things, (i) the day-to-day management and affairs of the Company, subject to certain limited major decision rights which require the consent of the Migdal Special Board Representative, (ii) the preparation of tax returns for the Company and (iii) the preparation of various reports requested by the Migdal Members, each in accordance with the terms and conditions of the LLC Agreement.
G.    Pursuant to Section 3.1 and Section 9.2 of the LLC Agreement, the Migdal Members will from time to time receive distributions from the Company with respect to their Common Units

(“Migdal Distributions”). In an effort to reward the KBS Member and WBAM for identifying the investment opportunity in the Company and the successful management and oversight of the Migdal Members’ investment in the Company, including the various responsibilities identified in Paragraph E above, the Migdal Members are willing to pay a portion of the Migdal Distributions to the KBS Member and WBAM if certain performance hurdles are achieved.
H.    Prior to the Effective Date, WBAM assisted the Migdal Members in identifying the investment opportunity in the Company and facilitated the Migdal Members’ acquisition of their respective ownership interests in the Company.
I.    The Migdal Members, the KBS Member and WBAM now desire to enter into this Agreement to evidence the terms and conditions pursuant to which the Migdal Members’ will pay a portion of the Migdal Distributions to the KBS Member and WBAM in connection with KBS Member’s and WBAM’s efforts and the Migdal Members’ continuing investment in the Company.
A G R E E M E N T S
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Migdal Members, jointly and severally, the KBS Member and WBAM hereby agree as follows:
1.    Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.
2.    Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the LLC Agreement.
3.    Calculation of Promote and Asset Management Fee. The Migdal Members shall, pro rata in accordance with their Percentage Interests, allocate and pay all or a portion of the Migdal Distributions to the KBS Member and WBAM and/or retain all or a portion of the Migdal Distributions in accordance with the following:
(a)    First, 100% of all Migdal Distributions shall be allocated and paid to the Service Providers until they have received cumulative distributions under this Section 3(a) in an amount equal to 0.32% per annum (accruing monthly) on 45% of the Cost Basis of the Property (defined below) (the “Asset Management Fee”);
(b)    Second, the Migdal Members shall retain all Migdal Distributions until the Migdal Members have achieved an aggregate IRR Return (defined below) of 9%;
(c)    Third, the Migdal Members shall retain 80% of all Migdal Distributions and 20% of such Migdal Distributions shall be allocated to the Service Providers until the Migdal Members have achieved an aggregate IRR Return of 13%;
(d)    Fourth, the Migdal Members shall retain 75% of all Migdal Distributions and 25% of such Migdal Distributions shall be allocated to the Service Providers until the Migdal Members have achieved an aggregate IRR Return of 15%; and

(e)    Fifth, the Migdal Members shall retain 70% of all Migdal Distributions and 30% of such Migdal Distributions shall be allocated to the Service Providers.
(f)    The amounts allocated to the Service Providers pursuant to Section 3(a) above shall be paid fifty percent (50%) to the KBS Member and fifty percent (50%) to WBAM. The amounts allocated to the Service Providers pursuant to Section 3(c), (d) and (e) (the “Promote”) shall be paid to the KBS Member until the KBS Member has achieved an IRR Return of 13.60% and, thereafter, the remainder of the Promote shall be distributed to WBAM; provided, that for all U.S. federal income tax purposes such amounts shall be deemed distributed and/or paid by the Company to the Migdal Members pro rata in accordance with each Migdal Member’s respective Common Units and then paid by the Migdal Members to the KBS Member or WBAM, as applicable.
As used herein the term “Cost Basis of the Property” means the total acquisition cost of the Property plus any future capital expenditures, tenant improvements and leasing commissions. The initial Cost Basis of the Property as of the Effective Date is $174,369,057.00.
As used herein the term “IRR Return” means the annual discount rate that when compounded monthly results in a net present value equal to zero when the discount rate is applied (i) with respect to the Migdal Members, to all Capital Contributions by the Migdal Members under the LLC Agreement and all Migdal Distributions, and (ii) with respect to the KBS Member, to all Capital Contributions by the KBS Member under the LLC Agreement and the cumulative amount of all distributions made by the Company to the KBS Member pursuant to the LLC Agreement and pursuant to Section 3 of this Agreement. The IRR Return shall be calculated using the XIRR function provided in Microsoft Office Excel or any replacement software issued by Microsoft to compute internal rate of return. It is understood by the Migdal Members and the KBS Member that the achievement of a particular IRR Return requires both a return of all Capital Contributions plus a cumulative return on such Capital Contributions as the applicable percentage IRR Return.
4.    Reporting. The Service Providers shall cause to be prepared and delivered to the Migdal Members an Aggregated Quarterly Asset Management Fee and Promote Report in the format attached as Schedule A within sixty (60) days after the end of each calendar quarter and ninety (90) days after year end.
5.    Term; Assignment. This Agreement is binding upon each of the Migdal Members’ successors and assigns. The obligation of each Migdal Member to pay its pro rata portion of the Asset Management Fee and the Promote pursuant to this Agreement shall continue for so long as such Migdal Member or its successors and assigns own any Common Units in the Company. Prior to, and as a condition of, any transfer of any of the Common Units of the Company by a Migdal Member, such Migdal Member shall cause its proposed transferee to assume its obligations hereunder in writing.

6.    Continuing Cooperation. If reasonably requested by the Migdal Members, WBAM shall respond to questions and provide advice to the Midgal Members in a commercially reasonable manner, with respect to the investment in the Company and the ongoing business of the Property or the Owner.
7.    No Agency or Joint Venture. Nothing in this Agreement shall be construed as (a) giving WBAM any rights as a member or partner in or owner of the business of the Company, the Owner or any Member, as applicable, or (b) giving WBAM any authority to bind any of the Members. In addition, nothing in this Agreement shall give WBAM any right or authority to undertake actions or decisions on behalf of any of the Members.
8.    Confidentiality.
(a)    Each party hereto agrees not to disclose or permit the disclosure of any of the terms of this Agreement or of any other confidential, non‑public or proprietary information relating to the Property, the Owner or the business of the Company (collectively, “Confidential Information”); provided that such disclosure may be made (a) to any Person who is a member, partner, manager, officer, investor, director or employee, directly or indirectly, of such party or counsel to, or accountants of, such party solely for their use and on a need-to-know basis; provided that such Persons are notified of the Member’s confidentiality obligations hereunder, (b) with the prior consent of the KBS Member and the Migdal Members, in accordance with the LLC Agreement, (c) subject to Section 8(b) below, pursuant to a subpoena, order issued or examination by a court, arbitrator or governmental body, agency or official, (d) to any lender providing financing to the Company or to the Owner, (e) to any governmental or regulatory authority, body or agency pursuant to applicable laws, rules or regulations as reasonably determined by such Member, or (f) pursuant to any regulatory requirement. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair any Member’s (or any Member’s Affiliate’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating such Member or its Affiliates, (b) in connection with any filings (including any amendment or supplement to any S‑11 filing) with governmental agencies (including the United States Securities and Exchange Commission or any regulatory agency or body in Israel such as the Israel Securities Authority) by any Member or any other Person holding an interest (direct or indirect) in such Member, and (c) to any broker/dealers in such Member’s or any other Person’s broker/dealer network and any of the Member’s or such Person’s investors.
(b)    In the event that a party hereto shall receive a request to disclose any Confidential Information under a subpoena or order issued or examination by a court, arbitrator or governmental body, agency or official, such party shall to the extent legally practicable (a) promptly notify the other parties hereto, (b) consult with the other parties hereto on the advisability of taking steps to resist or narrow such request, and (c) if disclosure is required or deemed advisable, reasonably cooperate with the KBS Member and the Migdal Members in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information that is disclosed.

9.    Notices. Any notice, request or demand required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if delivered by (i) personal delivery to the intended recipient, (ii) established overnight commercial courier with delivery charges prepaid or duly charged, (iii) by registered or certified mail (return receipt requested, first-class postage prepaid), or (iv) by facsimile transmission or electronic mail transmission in a “PDF” format (provided an original is sent concurrently by one of the other methods of delivery permitted herein) to the intended recipient at the intended recipient’s address set forth below, or at such other address as the intended recipient may have specified in a written notice to the sender given in accordance with the requirements of this Section 9. Any such notice, request or demand given by the methods provided in clauses (i) – (iii) above shall be deemed given upon actual receipt (or refusal of delivery), and any such notice, request or demand given by the method provided in clause (iv) above shall be deemed received upon “answer back confirmation” received by the sender.:

Migdal Members:	[Name of Migdal Member]
c/o Migdal Group
4 Efa’l Street
Petah Tikvah, Israel 4951104
Attention: Jonathan Ross
Telephone No: + 972 76 886 8532
Email: jonathan@migdal.co.il

with a copy to:	Herrick, Feinstein LLP
2 Park Avenue
New York, New York 10016
Attention:    Sheldon Chanales, Esq.
Telephone:    (212) 592-1472
Fax:        (212) 545-3313
Email:        schanales@herrick.com

KBS Member:	KBS SOR Acquisition XXIX, LLC
c/o KBS Capital Advisors, LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention:     Brian Ragsdale
Telephone:     (949) 797-0305
Fax:         (949) 417-6501
E-Mail:     bragsdale@kbs.com

with a copy to:	KBS Capital Advisors LLC
11150 Santa Monica Boulevard, Suite 400
Los Angeles, California 90025
Attention:    Michael Potter
Telephone:    (424) 208-8104
Fax:        (310) 432-2119
Email:        mpotter@kbs.com

and to:	Sheppard Mullin Richter & Hampton LLP
650 Town Center Drive, 4th Floor
Costa Mesa, California 92626
Attention:    Scott A. Morehouse, Esq.
Telephone:    (714) 424-2865
Fax:        (714) 428-5995
Email:        smorehouse@sheppardmullin.com

WBAM:	Willowbrook Asset Management LLC
11150 Santa Monica Blvd., Suite 400
Los Angeles, California 90025
Attention:    Keith Hall
Fax:        (310) 432-2119
Email:        khall@kbs.com

with a copy to:	Sheppard Mullin Richter & Hampton LLP
650 Town Center Drive, 4th Floor
Costa Mesa, California 92626
Attention:    Scott A. Morehouse, Esq.
Telephone:    (714) 424-2865
Fax:        (714) 428-5995
Email:        smorehouse@sheppardmullin.com
Notice will be deemed delivered three (3) days after postmark if sent by certified mail and one (1) day after the delivery if sent by overnight courier. Whenever this Agreement requires that notice be provided to the Migdal Members or any Migdal Member, any notice provided to Migdal Insurance in accordance with this Section 9 shall be deemed to have also been provided to each Migdal Member.
10.    Amendment. This Agreement may be amended only by an instrument in writing executed by all parties to this Agreement.
11.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof.
12.    Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.
13.    Waiver. No action taken pursuant to this Agreement including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach, and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder. Any waiver shall be in writing, signed by the waiving party.
14.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns.
15.    Interpretation. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party. If any provision hereof shall be declared invalid by any court or in any administrative proceeding, then the provisions of this Agreement shall be construed in such manner so as to preserve the validity hereof and the substance of the transaction herein contemplated to the extent possible. The captions on paragraphs are provided for purposes of convenience and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof.
16.    Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
17.    Several Liability; Limited Liability. The obligations of the Migdal Members are several, but not joint, with respect to each Migdal Member. The obligations of each Migdal Member arising by virtue of this Agreement shall be limited to the interest of such Migdal Member in the Company and resort shall not be had to any other assets of such Migdal Member, its agents, representatives or employees. Neither the individual members, managers, employees or agents of any Migdal Member, nor the shareholders, officers, directors, employees or agents of any of them shall be personally liable under this Agreement.
18.    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.
19.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A counterpart of this Agreement that is signed by one party to this Agreement and scanned and forwarded by email in PDF format or telecopied to the other parties to this Agreement or their counsel (i) shall have the same effect as an original signed counterpart of this Agreement, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the date and year first above written.
“MIGDAL MEMBERS”:

MIGDAL INSURANCE COMPANY LTD.,
an Israeli limited company

By:     /s/ Ofer Eliahu
Ofer Eliahu
    CEO

By:     /s/ Asaf Shoam
Asaf Shoam
    CIO

MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company, on behalf of MAKEFET ISHIT, an Israeli pension fund managed by MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company

By:     /s/ Ofer Eliahu
Ofer Eliahu
    Chairman

By:     /s/ Asaf Shoam
Asaf Shoam
    CIO

MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company, on behalf of MAKEFET MASHLIMA, an Israeli pension fund managed by MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company

By:     /s/ Ofer Eliahu
Ofer Eliahu
    Chairman

By:     /s/ Asaf Shoam
Asaf Shoam
    CIO
[Signatures continue on next page.]

MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company, on behalf of MIGDAL PROVIDENT FUND - BETWEEN 50 TO 60 YEARS OLD TRACK, an Israeli provident fund managed by MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company

By:     /s/ Ofer Eliahu
Ofer Eliahu
    Chairman

By:     /s/ Asaf Shoam
Asaf Shoam
    CIO

MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company, on behalf of MIGDAL PROVIDENT FUND - UP TO 10% SHARES TRACK, an Israeli provident fund managed by MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company

By:     /s/ Ofer Eliahu
Ofer Eliahu
    Chairman

By:     /s/ Asaf Shoam
Asaf Shoam
    CIO

MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company, on behalf of MIGDAL PROVIDENT FUND - OVER 60 YEARS OLD TRACK, an Israeli provident fund managed by MIGDAL-MAKEFET PENSION AND PROVIDENT FUNDS LTD., an Israeli limited company

By:     /s/ Ofer Eliahu
Ofer Eliahu
    Chairman

By:     /s/ Asaf Shoam
Asaf Shoam
    CIO

[Signatures continue on next page.]

“KBS MEMBER”:

KBS SOR PROPERTIES, LLC,
a Delaware limited liability company

By:    KBS SOR (BVI) HOLDINGS, LTD.,
a British Virgin Islands company limited by shares,
its sole member

By:    KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited liability company,
its sole shareholder

By:    KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:     /s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel,
Chief Financial Officer

[Signatures continue on next page.]

“WBAM”:

WILLOWBROOK ASSET MANAGEMENT LLC,
a Delaware limited liability company

By:     /s/ Peter McMillan
Name:     Peter McMillan
Title:     Managing Partner

SCHEDULE A

Aggregated Quarterly Asset Management Fee and Promote Report

To KBS SOR Properties, LLC and Willowbrook Asset Management LLC,

With respect to that certain Investment Agreement dated as of ____________ __, 2017 (the “Investment Agreement”), we kindly ask to receive information regarding the amount of the Asset Management Fee (as defined in the Investment Agreement) and the amount of the Promote (as defined in the Investment Agreement) disbursed to the Service Providers (as defined in the Investment Agreement) during the calendar quarter ending ___________, 20___.

Total Asset Management Fee:

Total Promote:

Please describe in the following lines the manner in which the Asset Management Fee is being calculated:

Please describe in the following lines the manner in which the Promote is being calculated:

I declare that the information contained in this report is accurate and complete to the best of my knowledge and belief.

Signature:

Title:

Date: